Exhibit 99.1

FOR RELEASE ON MONDAY, JUNE 18, 2012, AT 6:30 A.M. ET

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

INFINITY STOPS PHASE 2 TRIALS OF SARIDEGIB IN CHONDROSARCOMA AND MYELOFIBROSIS

–Company to Focus on Ongoing Development of Retaspimycin HCl and IPI-145; Results from

Both Programs Expected in the Second Half of 2012 –

– Company to Host Conference Call Today at 8:30 a.m. ET –

Cambridge, Mass. – June 18, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced interim data from its Phase 2, double-blind, randomized, placebo-controlled study of saridegib (IPI-926) in patients with metastatic or locally advanced, inoperable chondrosarcoma. The primary endpoint of the Phase 2 study was progression-free survival. While the final analysis is not complete, a planned futility analysis of data from the study was conducted by the study’s independent Data Monitoring Committee and concluded that treatment with saridegib was similar to placebo and, therefore, the trial would not meet its primary endpoint. In the trial, saridegib was generally well tolerated. Based on this interim analysis, Infinity is voluntarily stopping the trial. The company expects to present the final data after all analyses are complete.

Infinity also announced today that it will not continue its Phase 2 exploratory trial of saridegib in patients with myelofibrosis. This decision was made based on data from the initial cohort of 12 evaluable patients. The level of clinical activity observed in this cohort did not satisfy the company’s pre-specified criteria for expansion.

“We would like to acknowledge the patients and caregivers who have participated in these trials and thank them for their support,” stated Julian Adams, Ph.D., president of research and development at Infinity. “While preclinical data of saridegib have demonstrated activity in a broad range of malignancies, the clinical data to date have been disappointing. We continue to focus aggressively on the development of retaspimycin HCl and IPI-145.”

Infinity has two trials are under way evaluating the clinical activity and safety of its novel heat shock protein 90 (Hsp90) inhibitor, retaspimycin hydrochloride (HCl) (IPI-504), in non-small cell lung cancer. With IPI-145, a potent, oral inhibitor of phosphoinositide-3-kinase (PI3K) delta and gamma, Infinity recently completed a Phase 1 trial in normal healthy volunteers and expects to begin Phase 2 development in inflammation in the second half of 2012. In addition, a Phase 1 trial of IPI-145 in patients with advanced hematologic malignancies is ongoing. Infinity anticipates reporting results from its Hsp90 and PI3K programs in the second half of 2012. No further company-sponsored trials evaluating saridegib are planned.

“While this news is disappointing, these disappointments are an inherent part of our business in the pursuit of transformative therapies. This is precisely why we have built a portfolio of drug candidates. Generating these data enable us to make important portfolio decisions and to focus on realizing the potential of retaspimycin HCl and IPI-145,” stated Adelene Q. Perkins, president and chief executive officer at Infinity. “In addition, we have a strong financial foundation that enables us to advance our ongoing trials to key value inflection points while continuing to invest in our pipeline.”

Saridegib, IPI-145 and Infinity’s innovative discovery programs are part of Infinity’s strategic alliance with Mundipharma International Corporation Limited. The relationship funds multiple programs and enables reallocation of committed research and development (R&D) funding between and across all programs in the alliance. As such, the committed R&D funding accessible to Infinity under the alliance remains unchanged. Under the strategic alliance agreement, Infinity is entitled to reimbursement for up to $110.0 million and $147.5 million in R&D expenses that are incurred by Infinity for covered programs during the years ending December 31, 2012 and 2013, respectively.

Infinity is evaluating its allocation of resources to IPI-145 and its early discovery programs in the context of these funding caps. The company continues to have cash runway until at least 2014. Infinity expects to provide an update on its other 2012 financial guidance when it reports its second quarter financial results, planned for August 2012.

Conference Call Information

Infinity will host a conference call on Monday, June 18, 2012, at 8:30 a.m. ET to discuss these results and provide an update on the company. A live webcast of the conference call can be accessed in the Investors/Media section of Infinity’s website at www.infi.com. To participate in the conference call, please dial 1-877-316-5293 (domestic) and 1-631-291-4526 (international) five minutes prior to start time. The conference call ID number is 92695885. An archived version of the webcast will be available on Infinity’s website for 30 days.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of the heat shock protein 90 and phosphoinositide-3-kinase are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include the expectation that Infinity will report results from its Hsp90 and PI3K inhibitor programs in the second half of 2012, will begin Phase 2 development of IPI-145 in inflammation in the second half of 2012, will report data from its clinical trials of saridegib when data analyses are complete, has cash runway until at least 2014 and will provide updated financial guidance during its second quarter financial results call planned for August 2012. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity’s strategic alliance with Mundipharma will continue for its expected term or that it will fund Infinity’s programs as agreed, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations could also be affected by risks and uncertainties relating to: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures, including in connection with business development activities; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission on May 8, 2012. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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